Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES SECOND QUARTER 2015 RESULTS

NEW YORK, July 29, 2015 – MetLife, Inc. (NYSE: MET) today reported the following results for the second quarter of 2015:

MetLife reported operating earnings* of $1.8 billion, up 11 percent from the second quarter of 2014, and up 16 percent on a constant currency basis*. On a per share basis, operating earnings were $1.56, up 12 percent over the prior year quarter. Operating earnings in the Americas grew 4 percent on a reported basis and 6 percent on a constant currency basis. Operating earnings in Asia increased 31 percent on a reported basis and were up 45 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) decreased 31 percent on a reported basis and were down 7 percent on a constant currency basis.

Second quarter 2015 operating earnings included the following item:

•	a one-time tax rate change in Japan, which increased operating earnings by $61 million, or $0.05 per share, after tax

MetLife’s operating return on equity (ROE), excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, was 12.5 percent for the second quarter of 2015, and the company’s tangible operating ROE* was 15.3 percent.

On a GAAP basis, MetLife reported second quarter 2015 net income of $1.0 billion, or $0.92 per share. Net income includes $593 million, after tax, in net derivative losses, mainly due to rising interest rates, as well as weakening of the U.S. dollar against certain currencies. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

The second quarter variance between operating earnings and net income reflects asymmetrical and non-economic accounting of $856 million, after tax. Net income adjusted for asymmetrical and non-economic accounting was above operating earnings primarily due to the portion of the one-time tax benefit in Japan relating to net investment gains.

Premiums, fees & other revenues* were $12.2 billion, down 4 percent (essentially unchanged on a constant currency basis) over the second quarter of 2014.

Book value, excluding AOCI other than FCTA*, was $50.73 per share, up 4 percent from $48.60 at June 30, 2014.

“MetLife delivered strong double-digit operating earnings growth in the second quarter,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “Investment margins remained healthy despite persistent low interest rates, and underwriting margins improved year over year for the fourth consecutive quarter.”

SECOND QUARTER 2015 SUMMARY

($ in millions, except per share data)	Three months ended June 30
	2015	2014	Change
Premiums, fees & other revenues	$12,175	$12,706	(4%)
Total operating revenues	$17,360	$17,801	(2%)

Operating earnings	$1,765	$1,590	11%
Operating earnings per share	$1.56	$1.39	12%

Net income	$1,042	$1,335	(22%)
Net income per share	$0.92	$1.17	(21%)

Book value per share, excluding AOCI other than FCTA	$50.73	$48.60	4%
Book value per share – tangible common stockholders’ equity	$41.73	$38.69	8%
Book value per share	$60.27	$59.96	1%

*	Information regarding the non-GAAP financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Second Quarter 2015 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the second quarter of 2015 in the business discussions that follow are with the second quarter of 2014, unless otherwise noted.

THE AMERICAS

Total operating earnings for the Americas were $1.4 billion, up 4 percent (6 percent on a constant currency basis), driven by investment and underwriting margins, as well as business growth. Operating return on allocated equity* was 14.8 percent for the second quarter and operating return on allocated tangible equity* was 16.6 percent. Premiums, fees & other revenues were $9.2 billion, down 4 percent, and down 2 percent on a constant currency basis. Excluding pension closeouts, premiums, fees & other revenues were down 1 percent (and essentially unchanged on a constant currency basis).

Retail

Operating earnings for Retail were $690 million, up 2 percent, driven by underwriting and higher variable investment income. Premiums, fees & other revenues were $3.3 billion, down 2 percent mostly due to lower income annuity sales.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $231 million, up 11 percent, driven by business growth and underwriting. Premiums, fees & other revenues were $4.4 billion, up 2 percent reflecting an increase in life, dental, and voluntary products.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $406 million, up 12 percent, due to an increase in investment margins. Premiums, fees & other revenues were $455 million, down 44 percent, due to lower pension closeouts and structured settlement annuity sales.

Latin America

Operating earnings for Latin America were $116 million, down 15 percent on a reported basis, but up 3 percent on a constant currency basis. Excluding U.S. Direct, operating earnings were down 5 percent on a reported basis, but up 13 percent on a constant currency basis. Total premiums, fees & other revenues were $1.1 billion, down 3 percent on a reported basis, but up 13 percent on a constant currency basis, with growth across the region. Total sales for the region decreased 40 percent on a constant currency basis, primarily due to the impact of a large contract in Mexico in the second quarter of 2014. Excluding this large contract, sales were up 4 percent in the region in the second quarter of 2015.

ASIA

Operating earnings for Asia were $425 million, up 31 percent on a reported basis, and up 45 percent on a constant currency basis. This includes the previously mentioned $61 million Japan tax rate change. Excluding this tax item, operating earnings were up 24 percent on a constant currency basis, reflecting strong business growth. Operating return on allocated equity was 14.8 percent for the second quarter and operating return on allocated tangible equity was 25.4 percent. Excluding the tax item, operating return on allocated equity was 12.7 percent and operating return on allocated tangible equity was 21.8 percent. Premiums, fees & other revenues in Asia were $2.2 billion, down 4 percent on a reported basis, but up 9 percent on a constant currency basis, driven by strong growth across all key markets. Total sales for the region increased 1 percent on a constant currency basis, due to growth in Japan and continued strong growth in accident & health sales across the region, offset by a decline in retirement sales.

EMEA

Operating earnings for EMEA were $50 million, down 31 percent on a reported basis, and down 7 percent on a constant currency basis. Second quarter 2014 results were aided by $7 million in tax-related items. Operating return on allocated equity was 6.0 percent for the second quarter and operating return on allocated tangible equity was 11.2 percent. Premiums, fees & other revenues were $658 million, down 8 percent on a reported basis, but up 10 percent on a constant currency basis. Total sales for the region increased 7 percent on a constant currency basis, driven by employee benefit and accident & health sales.

INVESTMENTS

Net investment income was $5.2 billion, up 2 percent. Variable investment income was $427 million ($278 million, after tax and deferred acquisition costs (DAC)), compared with $342 million ($221 million, after tax and DAC) in the second quarter of 2014.

Rising interest rates contributed to derivative net losses of $721 million, after tax and other adjustments. Derivative net gains in the second quarter of 2014 were $71 million, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other had an operating loss of $153 million compared with an operating loss of $191 million in the second quarter of 2014.

Conference Call

MetLife will hold its second quarter 2015 earnings conference call and audio webcast on Thursday, July 30, 2015, from 8-9 a.m. EDT. The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-230-1074 (U.S.) or 612-234-9959 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. EDT on Thursday, July 30, 2015, until Thursday, August 6, 2015, at 11:59 p.m. EDT. To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 344936. To access the replay of the conference call over the Internet, visit the above-mentioned website.

A brief video of CFO John Hele discussing second quarter 2015 results can be viewed at www.metlife.com/earningsvideo.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding accumulated other comprehensive income (loss) (AOCI) other than foreign currency translation adjustments (FCTA), book value per share-tangible common stockholders’ equity, premiums, fees and other revenues, operating return on equity, excluding AOCI other than FCTA, and tangible operating return on equity should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI other than FCTA, book value per common share-tangible common stockholders’ equity, premiums, fees and other revenues (operating), operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, and operating return on MetLife, Inc.’s tangible common stockholders’ equity, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

MetLife, Inc.’s tangible common stockholders’ equity is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI and is also reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax. MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, net investment gains (losses) and net derivative gains (losses), respectively. MetLife, Inc.’s tangible common stockholders’ equity and MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, should not be viewed as substitutes for total MetLife, Inc.’s stockholders’ equity calculated in accordance with GAAP. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Second Quarter 2015 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.’s tangible common stockholders’ equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, is defined as operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

Operating return on MetLife, Inc.’s common stockholders’ equity is defined as operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

Return on MetLife, Inc.’s tangible common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI other than FCTA.

Return on MetLife, Inc.’s common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

Allocated equity is defined as the portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

Operating return on allocated equity is defined as operating earnings available to common shareholders divided by allocated equity.

Operating return on allocated tangible equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

Return on allocated equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

Return on allocated tangible equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

We sometimes refer to sales activity for various products. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. Statistical sales information for life insurance is calculated by MetLife using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges. Statistical sales information for Latin America, Asia and EMEA is calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident and health and group).

All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

Asymmetrical and non-economic accounting refer to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,313	$9,853	$18,566	$19,070
Universal life and investment-type product policy fees	2,335	2,360	4,629	4,683
Net investment income	5,185	5,095	10,167	10,180
Other revenues	527	493	1,030	984

Total operating revenues	17,360	17,801	34,392	34,917

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,503	9,964	18,950	19,337
Interest credited to policyholder account balances	1,342	1,425	2,673	2,826
Capitalization of DAC	(927)	(1,031)	(1,895)	(2,077)
Amortization of DAC and VOBA	1,001	1,025	1,954	2,075
Amortization of negative VOBA	(83)	(99)	(173)	(202)
Interest expense on debt	307	299	604	593
Other expenses	3,882	3,979	7,682	7,930

Total operating expenses	15,025	15,562	29,795	30,482

Operating earnings before provision for income tax	2,335	2,239	4,597	4,435
Provision for income tax expense (benefit)	539	618	1,133	1,222

Operating earnings	1,796	1,621	3,464	3,213
Preferred stock dividends	31	31	61	61

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,765	$1,590	$3,403	$3,152

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,796	$1,621	$3,464	$3,213
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (1), (2)	(133)	(125)	153	(536)
Net derivative gains (losses) (2)	(912)	311	(91)	654
Premiums	(1)	20	(1)	22
Universal life and investment-type product policy fees	99	98	199	196
Net investment income	(238)	164	241	114
Other revenues	(9)	(3)	(17)	(16)
Policyholder benefits and claims and policyholder dividends (2)	(180)	(421)	(329)	(675)
Interest credited to policyholder account balances	44	(284)	(620)	(352)
Capitalization of DAC	—	1	—	1
Amortization of DAC and VOBA (2)	104	(37)	32	(45)
Amortization of negative VOBA	9	12	19	24
Interest expense on debt	(1)	(13)	(2)	(31)
Other expenses	(4)	(12)	(9)	(15)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit (2)	545	44	243	164

Income (loss) from continuing operations, net of income tax	1,119	1,376	3,282	2,718
Income (loss) from discontinued operations, net of income tax	—	—	—	(3)

Net income (loss)	1,119	1,376	3,282	2,715
Less: Net income (loss) attributable to noncontrolling interests	4	10	9	21

Net income (loss) attributable to MetLife, Inc.	1,115	1,366	3,273	2,694
Less: Preferred stock dividends	31	31	61	61
Less: Preferred stock repurchase premium	42	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,042	$1,335	$3,170	$2,633

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2015		2014		2015		2014
		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,765	$1.56	$1,590	$1.39	$3,403	$3.01	$3,152	$2.76

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (1)	(133)	(0.12)	(125)	(0.11)	153	0.14	(536)	(0.47)
Add: Net derivative gains (losses)	(912)	(0.81)	311	0.27	(91)	(0.08)	654	0.57
Add: Goodwill impairment	—	—	—	—	—	—	—	—
Add: Other adjustments to continuing operations	(177)	(0.15)	(475)	(0.41)	(487)	(0.43)	(777)	(0.67)
Add: Provision for income tax (expense) benefit	545	0.48	44	0.04	243	0.21	164	0.14
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—	—	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	4	—	10	0.01	9	0.01	21	0.02
Less: Preferred stock repurchase premium	42	0.04	—	—	42	0.04	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,042	$0.92	$1,335	$1.17	$3,170	$2.80	$2,633	$2.31

Weighted average common shares outstanding - diluted		1128.4		1142.3		1131.1		1140.8

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$12,175	$12,706	$24,225	$24,737
Add: Adjustments to premiums, fees and other revenues	89	115	181	202

Total premiums, fees and other revenues	$12,264	$12,821	$24,406	$24,939

Reconciliation to GAAP Revenues and GAAP Expenses

Total operating revenues	$17,360	$17,801	$34,392	$34,917
Add: Net investment gains (losses) (1)	(133)	(125)	153	(536)
Add: Net derivative gains (losses)	(912)	311	(91)	654
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	3	3	7	6
Add: Other adjustments to revenues	(152)	276	415	310

Total revenues	$16,166	$18,266	$34,876	$35,351

Total operating expenses	$15,025	$15,562	$29,795	$30,482
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(94)	63	1	64
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to expenses	122	691	908	1,029

Total expenses	$15,053	$16,316	$30,704	$31,575

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	June 30,
Book Value (3)	2015	2014

Book value per common share	$60.27	$59.96
Less: Net unrealized investment gains (losses), net of income tax	11.52	12.77
Less: Defined benefit plans adjustment, net of income tax	(1.98)	(1.41)

Book value per common share, excluding AOCI other than FCTA	$50.73	$48.60
Less: Goodwill, net of income tax	8.51	9.19
Less: VODA and VOCRA, net of income tax	0.49	0.72

Book value per common share - tangible common stockholders’ equity (excludes AOCI other than FCTA)	$41.73	$38.69

Common shares outstanding, end of period (In millions)	1,116.8	1,126.6

	For the Three Months Ended June 30,		For the Year Ended December 31,
Return on Equity (4)	2015	2014	2014
Operating return on MetLife, Inc.’s:
Common stockholders’ equity	10.2%	9.7%	10.0%
Common stockholders’ equity, excluding AOCI other than FCTA	12.5%	11.7%	12.0%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	15.3%	14.9%	15.2%

Return on MetLife, Inc.’s:
Common stockholders’ equity	6.0%	8.1%	9.4%
Common stockholders’ equity, excluding AOCI other than FCTA	7.4%	9.9%	11.3%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	9.1%	12.5%	14.3%

Operating return on allocated equity:
Americas	14.8%	14.8%
Asia	14.8%	11.1%
EMEA	6.0%	8.3%

Operating return on allocated tangible equity:
Americas	16.6%	16.9%
Asia	25.4%	19.2%
EMEA	11.2%	16.1%

Return on allocated equity:
Americas	10.4%	12.8%
Asia	19.6%	11.4%
EMEA	7.7%	13.2%

Return on Allocated Tangible Equity:
Americas	11.7%	14.6%
Asia	33.7%	19.7%
EMEA	14.2%	25.2%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders	$1,443	$1,385	$2,824	$2,709
Add: Net investment gains (losses) (1)	(14)	(189)	260	(706)
Add: Net derivative gains (losses)	(508)	429	69	715
Add: Other adjustments to continuing operations	(124)	(484)	(392)	(759)
Add: Provision for income tax (expense) benefit	221	62	16	231
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(3)
Less: Net income (loss) attributable to noncontrolling interests	3	4	6	9

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,015	$1,199	$2,771	$2,178

Retail:
Operating earnings available to common shareholders	$690	$677	$1,343	$1,313
Add: Net investment gains (losses)	9	10	77	16
Add: Net derivative gains (losses)	(95)	225	218	296
Add: Other adjustments to continuing operations	(72)	(274)	(264)	(421)
Add: Provision for income tax (expense) benefit	55	14	(11)	39
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(2)

Net income (loss) available to MetLife, Inc.’s common shareholders	$587	$652	$1,363	$1,241

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$231	$209	$459	$399
Add: Net investment gains (losses)	8	10	11	(1)
Add: Net derivative gains (losses)	(264)	71	(59)	187
Add: Other adjustments to continuing operations	(41)	(42)	(83)	(81)
Add: Provision for income tax (expense) benefit	104	(14)	46	(37)

Net income (loss) available to MetLife, Inc.’s common shareholders	$38	$234	$374	$467

Corporate Benefit Funding:
Operating earnings available to common shareholders	$406	$363	$775	$703
Add: Net investment gains (losses)	(31)	(195)	174	(736)
Add: Net derivative gains (losses) (1)	(134)	125	(54)	228
Add: Other adjustments to continuing operations	13	(22)	(26)	(24)
Add: Provision for income tax (expense) benefit	53	24	(33)	172
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	(1)

Net income (loss) available to MetLife, Inc.’s common shareholders	$307	$295	$836	$342

Latin America:
Operating earnings available to common shareholders	$116	$136	$247	$294
Add: Net investment gains (losses)	—	(14)	(2)	15
Add: Net derivative gains (losses)	(15)	8	(36)	4
Add: Other adjustments to continuing operations	(24)	(146)	(19)	(233)
Add: Provision for income tax (expense) benefit	9	38	14	57
Less: Net income (loss) attributable to noncontrolling interests	3	4	6	9

Net income (loss) available to MetLife, Inc.’s common shareholders	$83	$18	$198	$128

Asia:
Operating earnings available to common shareholders	$425	$324	$752	$657
Add: Net investment gains (losses)	57	82	125	239
Add: Net derivative gains (losses)	9	(35)	27	(42)
Add: Other adjustments to continuing operations	(37)	(6)	(92)	(18)
Add: Provision for income tax (expense) benefit	111	(27)	101	(68)
Less: Net income (loss) attributable to noncontrolling interests	1	4	1	10

Net income (loss) available to MetLife, Inc.’s common shareholders	$564	$334	$912	$758

EMEA:
Operating earnings available to common shareholders	$50	$72	$120	$143
Add: Net investment gains (losses)	5	2	8	(7)
Add: Net derivative gains (losses)	13	49	14	87
Add: Other adjustments to continuing operations	(12)	31	7	30
Add: Provision for income tax (expense) benefit	7	(38)	(19)	(51)
Less: Net income (loss) attributable to noncontrolling interests	(1)	1	1	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$64	$115	$129	$201

Corporate & Other:
Operating earnings available to common shareholders	$(153)	$(191)	$(293)	$(357)
Add: Net investment gains (losses)	(181)	(20)	(240)	(62)
Add: Net derivative gains (losses)	(426)	(132)	(201)	(106)
Add: Other adjustments to continuing operations	(4)	(16)	(10)	(30)
Add: Provision for income tax (expense) benefit	206	47	145	52
Less: Net income (loss) attributable to noncontrolling interests	1	1	1	1
Less: Preferred stock repurchase premium	42	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$(601)	$(313)	$(642)	$(504)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
	(In millions)		(In millions)
Revenues
Premiums	$9,312	$9,873	$18,565	$19,092
Universal life and investment-type product policy fees	2,434	2,458	4,828	4,879
Net investment income	4,947	5,259	10,408	10,294
Other revenues	518	490	1,013	968
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	—	(9)	(8)	(23)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(2)	(6)	(12)	(2)
Other net investment gains (losses) (1)	(131)	(110)	173	(511)

Total net investment gains (losses)	(133)	(125)	153	(536)
Net derivative gains (losses)	(912)	311	(91)	654

Total revenues	16,166	18,266	34,876	35,351

Expenses
Policyholder benefits and claims	9,352	9,988	18,609	19,312
Interest credited to policyholder account balances	1,298	1,709	3,293	3,178
Policyholder dividends	331	397	670	700
Other expenses	4,072	4,222	8,132	8,385

Total expenses	15,053	16,316	30,704	31,575

Income (loss) from continuing operations before provision for income tax	1,113	1,950	4,172	3,776
Provision for income tax expense (benefit)	(6)	574	890	1,058

Income (loss) from continuing operations, net of income tax	1,119	1,376	3,282	2,718
Income (loss) from discontinued operations, net of income tax	—	—	—	(3)

Net income (loss)	1,119	1,376	3,282	2,715
Less: Net income (loss) attributable to noncontrolling interests	4	10	9	21

Net income (loss) attributable to MetLife, Inc.	1,115	1,366	3,273	2,694
Less: Preferred stock dividends	31	31	61	61
Preferred stock repurchase premium	42	—	42	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,042	$1,335	$3,170	$2,633

(1)	The three months and six months ended June 30, 2014 include a pre-tax net investment loss of $138 million and $633 million, respectively, related to the sale of MetLife, Inc.’s wholly-owned subsidiary, MetLife Assurance Limited.
(2)	The impacts of asymmetrical and non-economic accounting for the three months ended June 30, 2015 are as follows: i) Net investment gains (losses) - ($199) million; ii) Net derivative gains (losses) - ($1,192) million; iii) Policyholder benefits and claims and policyholder dividends - $25 million; iv) Amortization of DAC and VOBA - $48 million; and v) Provision for income tax (expense) benefit - $462 million.
(3)	Book values exclude $2,066 million and $2,043 million of equity related to preferred stock at June 30, 2015 and 2014, respectively.
(4)	Annualized using quarter-to-date results.